Exhibit 10.7(d)

Loan Number 12121547

Agreement Date 04-01-2008

Credit Limit $ 2,000,000.00

Maturity Date 04-01-2009

This Modification Agreement (the “Modification”), dated April 23, 2008, is entered into by and between Coastal Carolina Bancshares, Inc. (individually and collectively, the “Borrower”) and South Carolina Bank and Trust, N.A. (the “Lender”). This Modification amends and supplements that certain note between Borrower and Lender dated 04-01-2008 (the “Agreement”),

In consideration of the mutual agreements set forth herein and Lender’s agreement to make additional advances as set forth hereinafter, the receipt and sufficiency of which is hereby acknowledged, the Agreement is amended to add the following:

In the event Borrower draws transaction account 500000492 in the name of Coastal Carolina Bancshares, Inc. on which the following are signers: Holly L. Schreiber, Michael D. Owens below $ 0.00 (Triggering Balance), depending on the availability of my Line of Credit based on my then current Credit Limit, the Lender will make advances to restore these transaction accounts to a positive balance. Advances will be made in $100 increments. Advances to the transaction accounts designated herein will be made each day that the balance in that account is below the Triggering Balance, subject to the condition that the Credit Limit may not be exceeded by any advance. If the Credit Limit will be exceeded by any advance needed to restore the transaction account to an amount above the Triggering Balance, Borrower acknowledges and agrees that no advance shall be made. All applicable charges to the designated transaction account resulting from a negative balance shall apply in such event. Borrower agrees that the Lender shall not be responsible or liable for Lender’s failure to fund any advance if the applicable Credit Limit would be exceeded or if Borrower is otherwise in default hereunder. Borrower releases Lender from any and all liability in that circumstance and agrees that the terms of Borrower’s account agreement with Lender shall control Borrower’s responsibilities to Lender for negative balances in the designated transaction account. In no event shall Lender be liable for incidental and consequential damages as a result of any failure to fund advances hereunder.

This Agreement, as modified in a writing signed by Lender and Borrower from time to time, is the completed final expression of the Agreement between the parties. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

Except as herein amended, the Agreement shall remain otherwise unchanged and in full force and effect. Borrower hereby reaffirms Borrower’s obligations and liabilities for the total indebtedness currently evidenced by the Agreement and agrees to abide by all provisions of the Agreement, as herein modified. Borrower further agrees that the terms of this Modification shall not cause a release of any collateral held by Lender as security for the Line of Credit (and any and all other indebtedness now or hereafter owing by Borrower to Lender). Borrower hereby further agrees that this Modification shall not constitute a novation of any of the documents evidencing the Line of Credit (or other indebtedness owing by Borrower to Lender).

/s/ MDO	Initial

This Modification Agreement shall be governed by the laws of the State of South Carolina.

This Agreement may be executed by the parties hereto in several counterparts, all of which shall together constitute one and the same agreement.

This Modification shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the day and year first above written.

BORROWER(S):
Coastal Carolina Bancshares, Inc.

/s/ Holly L. Schreiber	/s/ Michael D. Owens, CEO
By: Michael D. Owens, CEO
/s/ Karen M. Godfrey

LENDER:
/s/ Janelle Womack	/s/ Alex Shuford
Alex Shuford
/s/ Rhonda R. Joyner	Executive Vice President

/s/ MDO	Initial